Exhibit 5.1

[Cahill Gordon & Reindel LLP Letterhead]
(212) 701-3000
August 13, 2020
Dyadic International, Inc.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Dyadic International, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issue and sale by the Company of up to $50,000,000 aggregate offering amount of shares of the Company’s common stock, $0.001 par value per share (“Base Prospectus Shares”). The Base Prospectus Shares plus any additional shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”
We also have acted as special counsel to the Company in connection with the sale through Jefferies LLC as the sales agent (the “Sales Agent”) from time to time by the Company of shares of Common Stock (the “Sale Agreement Shares”) having an aggregate offering price of up to $50,000,000 pursuant to the Registration Statement, the Base Prospectus and the related prospectus supplement for the sale of the Sale Agreement Shares included in the Registration Statement (the Base Prospectus and such prospectus supplement, collectively, the “Sale Agreement Prospectus”), and that certain Open Market Sale AgreementSM dated as of August 13, 2020 between the Sales Agent and the Company (the “Sale Agreement”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus or the Sale Agreement Prospectus, other than as expressly stated herein with respect to the issuance of the Securities, including the issuance of the Sale Agreement Shares.
In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examinations, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies, (ii) that each individual executing any document on behalf of a party (other than the Company) is duly authorized to do so, and (iii) that each of the parties (other than the Company) executing any document has duly and validly executed and delivered each of the documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
With respect to our opinion as to the Base Prospectus Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Base Prospectus Shares will be in an amount that is not less than the par value of the Common Stock. With respect to the Sale Agreement Shares, we have assumed (i) that the specific sale of the Sale Agreement Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware and (ii) that no Sale Agreement Shares will be sold for a consideration less than the par value of the Common Stock. With respect to the Sale Agreement Shares, we express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of shares of Common Stock then authorized less the sum of the number of shares outstanding or committed to be issued to exceed the number of Sale Agreement Shares then issuable under the Sale Agreement.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.With respect to the Base Prospectus Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and any and all Prospectus required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Base Prospectus Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Base Prospectus Shares do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation and bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Base Prospectus Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Base Prospectus Shares, when issued and sold as contemplated in the Registration Statement and the related Prospectus and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be validly issued, fully paid and non-assessable.
2.The Sale Agreement Shares, when issued and paid for in accordance with the Sale Agreement and as provided in the Sale Agreement Prospectus, will be validly issued, fully paid and non-assessable.
In giving our opinion, we are relying, without independent verification as to all matters of fact, upon certificates and written statements of officers of the Company. In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.
We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.

Very truly yours,
/s/ Cahill Gordon & Reindel LLP
Cahill Gordon & Reindel LLP